                                                                  Exhibit 10.19

                          CONSULTING SERVICES AGREEMENT

      The following confirms the agreement (the "Agreement") between NOBS Capital Ventures, L.L.C. (the "Consultant") and CFSL Holdings Corp. (together with its subsidiaries, the "Company") with respect to the provision of consulting services to the Company.

      1. Term of Agreement. This Agreement is effective as of the closing of the transactions contemplated in the Purchase Agreement, dated April 15, 2002, by and among the Company, the Consultant, Collegiate Funding Services, L.L.C., The Frazier Group, Inc., Danny Darby and the additional sellers named therein (the "Effective Date") and will terminate on the date two years after the Effective Date, unless terminated earlier pursuant to Paragraph 12 of this Agreement; provided, however, the term may be extended for an additional period of one year commencing on the second anniversary of the Effective Date, and on each subsequent anniversary thereafter, by written agreement of the Consultant and the Company. The last day of such term as may be extended from time to time shall be the "Termination Date."

      2. Independent Contractor Status. It is the express intention of the parties to this Agreement that the Consultant and all individuals performing Services on behalf of the Consultant under this Agreement as set forth in
Section 3 below ("Representatives"), are independent contractors, and are classified by the Company as such for all employee benefit purposes, and are not employees, agents, joint venturers, or partners of the Company. Nothing in this Agreement shall be interpreted or construed as creating or establishing an employment relationship between the Company and the Representatives. Both parties understand and agree that the Consultant and the Representatives may, and probably will (subject to Section 9 hereof), perform services for others during the term of this Agreement.

      3. Services. Consultant agrees to render consulting services (the "Services") to the Company for the term of this Agreement. The Services shall include, but are not limited to, those duties set forth in Exhibit A hereto. Consultant hereby agrees that such Services will be performed solely by Danny Darby or Gary Frazier, as requested by the Company.

      4. Employment of Representatives. If the Consultant, with the Company's consent pursuant to Section 3 above, deems it necessary to employ the Representatives to aid it in the performance of the Services, the parties agree that the Company will not direct, supervise, or control in any way the Representatives in their performance of Services. The parties further agree that such Representatives are employed solely by the Consultant, and that it alone is responsible for providing workers' compensation insurance for its Representatives, for paying the salaries and wages of the Representatives, and for ensuring that all required tax withholdings are made. Consultant further represents and warrants that it will maintain workers' compensation insurance coverage for the Representatives and acknowledges that it alone has responsibility for such coverage.

      5. Obligations of the Consultant.

            a. The Consultant will supply all tools and equipment necessary to perform the Services.

            b. Consultant is solely responsible for all taxes, withholdings, and other similar statutory obligations; and Consultant and the Representatives agree to defend, indemnify and hold Company harmless from any and all claims made by the Representatives or any entity or governmental agency on account of an alleged failure by the Consultant to satisfy any such tax or withholding obligations.

            c. Since neither the Consultant nor the Representatives are employees of Company, Consultant agrees and understands that neither it nor the Representatives are entitled to any of the benefits which the Company may make available to its employees, such as group insurance, workers' compensation, disability insurance, vacation, sick pay, profit-sharing, stock options, or retirement benefits. In addition, Consultant shall be responsible for providing, at its expense and in its name or in the names of its Representatives, disability, workers' compensation or other insurance as well as any and all licenses and permits usual or necessary for conducting the Services described in this Agreement.

            d. Consultant will be responsible for all travel and other expenses incurred in connection with this Agreement; provided however, if travel is performed or other expenses incurred pursuant to the Company's prior written request, Consultant shall be reimbursed for reasonable expenses incurred, including, approved in advance by the Company, the use of Consultant's plane at an hourly rate of $1,750 and such additional amount approved in advance by the Company, upon submission and verification of customary receipts and vouchers.

      6. Reporting to the Company's Facilities. The Representatives are not required to report to work at the offices of the Company during any particular work hours. Rather, the Representatives are free to report or not report to the Company's offices at their discretion except when necessary to fulfill Consultant's duties.

      7. Consulting Fees. In consideration for the performance of the Services, Consultant shall be paid $2,000,000, payable in $250,000 quarterly installments over the Term of this Agreement and payable via wire transfer to an account specified in writing by the Consultant ("Consulting Fees").

      8. Confidential Information. Consultant understands that the Company possesses Confidential Information as defined below which is important to its business and that this Agreement creates a relationship of confidence and trust between Consultant, the Representatives and the Company with regard to Confidential Information.

            a. For purposes of this Agreement, "Confidential Information" is information that was or will be developed, created, or discovered by or on behalf of the Company, or is developed, created or discovered by the Representatives while performing Services. "Confidential Information" includes, but is not limited to, trade secrets, computer programs, ideas, techniques, inventions (whether patentable or not), business and product development plans, customers and other information concerning the Company's actual or anticipated business, research or development, personnel information, Inventions (as defined in subsection e below), or which is received in confidence by or for the Company from any other person. "Confidential Information" excludes such information that
(i) is or becomes publicly known or enters the public domain without violating Consultant's obligations of confidentiality and nondisclosure,

(ii) was available to Consultant prior to its disclosure to Consultant by the Company, (iii) becomes available to Consultant from a source other than the Company, provided that such source is not known by Consultant to be subject to another confidentiality agreement with the Company or (iv) has been or is subsequently independently conceived or discovered by Consultant or any of its affiliates or employees without reliance on material provided to Consultant by the Company. If Consultant is required to disclose any Confidential Information by law or regulation, Consultant will notify the Company promptly of such requirement so that the Company may, with the reasonable assistance of Consultant, seek an appropriate protective order.

            b. For a period of five years from the Effective Date, Consultant will keep and will cause its Representatives to keep in confidence and trust, and will not use or disclose, any Confidential Information without the prior written consent of an executive officer of the Company, except as may be necessary in the ordinary course of performing the Services under this Agreement.

            c. Consultant understands that the Company possesses or will possess "Company Documents" which are important to its business. For purposes of this Agreement, "Company Documents" are documents or other media that contain or embody Confidential Information or any other information concerning the business, operations or plans of the Company, whether such documents have been prepared by the Representatives or by others. "Company Documents" include, but are not limited to, blueprints, drawings, photographs, charts, graphs, notebooks, customer lists, computer disks, personnel files, tapes or printouts, sound recordings and other printed, typewritten or handwritten documents. All Company Documents are and shall remain the sole property of the Company. Consultant agrees not to remove nor to permit the Representatives to remove any Company Documents from the business premises of the Company or deliver any Company Documents to any person or entity outside the Company, except as required to do in connection with performance of the Services under this Agreement. Consultant further agrees that, immediately upon the Company's request and in any event upon completion of the Services, Consultant shall deliver or cause the Representatives to deliver to the Company all Company Documents, apparatus, equipment and other physical property or any reproduction of such property, excepting only Consultant's copy of this Agreement.

            d. Consultant will promptly disclose in writing to the Company all "Inventions" (which term includes improvements, inventions, designs, formulas, works of authorship, trade secrets, technology, mask works, circuits, layouts, algorithms, computer programs, ideas, processes, techniques, know-how and data, whether or not patentable) made or conceived or reduced to practice or developed by Consultant or the Representatives, either alone or jointly with others, during the term of this Agreement in connection with the Services or which relate to any Confidential Information.

            e. All Confidential Information and all title, patents, patent rights, copyrights, mask work rights, trade secret rights, and other intellectual property and rights anywhere in the world (collectively "Rights") in connection therewith shall be the sole property of the Company. Consultant hereby assigns to the Company any Rights Consultant or the Representatives may have or acquire in such Confidential Information.

            f. Consultant agrees that all Inventions which Consultant or the Representatives make, conceive, reduce to practice or develop (in whole or in part, either alone or jointly with others) during the term of this Agreement in connection with the Services or which relate to any Confidential Information shall be the sole property of the Company. Consultant agrees and hereby assigns and will cause the Representatives to assign to the Company all Rights to any such Inventions.

            g. Consultant agrees to perform and to cause the Representatives to perform, during and after the term of this Agreement, all acts deemed necessary or desirable by the Company to permit and assist it in evidencing, perfecting, obtaining, maintaining, defending and enforcing Rights and/or Consultant's or the Representative's assignment with respect to such Inventions in any and all countries. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings. Any reasonable fees or expenses incurred by the Consultant pursuant to this Section 8(g), if approved in advance, shall be reimbursed by the Company.

            h. Consultant represents that performance of all the terms of this Agreement will not breach any agreement to keep in confidence Confidential Information acquired by Consultant in confidence or in trust prior to the execution of this Agreement. Consultant has not entered into, and Consultant agrees not to enter into, any agreement either written or oral that conflicts or might conflict with Consultant's performances of the Services under this Agreement.

            i. If any Rights or Inventions assigned hereunder are based on, or incorporate, or are improvements or derivatives of, or cannot be reasonably made, used, reproduced and distributed without using or violating technology or Rights owned or licensed by Consultant or the Representatives and not assigned hereunder, Consultant hereby grants the Company and agrees to cause the Representatives to grant perpetual, worldwide royalty-free, non-exclusive sublicensable right and license to exploit and exercise all such technology and Rights in support of the Company's exercise or exploitation of any assigned Rights or Inventions (including any modifications, improvements and derivatives thereof).

      9. Competition. Until the later of the Termination Date or two years from the Effective Date, Consultant agrees that it will not and will not permit any of the Representatives to, without Buyer's and the Company's prior written consent, directly or indirectly own, have an interest in (other than as a less than 5% equity owner of any company traded on any national stock exchange or over-the-counter market), operate, join, control, promote, or participate in, or be connected with as an director, officer, employee, partner, member, manager, proprietor, consultant, advisor, agent, independent contractor or otherwise with, any business that directly or indirectly competes anywhere within the United States with the Business (as defined in the Purchase Agreement) in any way.

      10. Non-Solicitation. During the period described in Section 9, Consultant agrees that it will not and will not permit any of the Representatives to (i) solicit, hire, employ or retain, or, cause or assist any other person or entity to solicit, hire, employ or retain, any person who is an employee or consultant of the Company or who was employed or retained by the Company at any time during the 12-month period prior to the Effective Date (other than Chris Scott) or (ii) solicit, interfere with, or endeavor to entice away from the Company, any principal, salesperson, customer, active lead or prospect, supplier, bank lender or other person with whom the Company, during such 12-month period, has or has had an introduction, lead, relationship, understanding, proposed lending relationship or arrangement. In addition, during the period covered by the period described in Section 9 hereof, Consultant agrees that it shall not and shall not permit any of its Representatives to directly or indirectly disparage the Company, or their respective affiliates and employees. The Company agrees that it shall not, and it shall not permit any of its directors, officers or employees, and its affiliates, to directly or indirectly disparage the Consultant or the Representatives.

      11. Reasonableness and Judicial Modification. The parties agree that the periods of time and the geographic area applicable to the covenants of Sections 9 and 10 hereof are reasonable, in view of the geographic scope and nature of the Business and in view of Consultant's knowledge of the Business. However, if any of the covenants contained in Sections 9 and 10 shall be deemed by any applicable court to be unenforceable by reason of the extent, duration or geographical scope thereof, or otherwise, then the parties agree that such court shall modify such restriction, only to the extent necessary to render it enforceable and, in its reduced form, such restrictions shall then be enforced, and in its reduced form, this Sections 9 and 10 shall be enforceable in the manner contemplated hereby.

      12. Termination of Agreement. This Agreement may be terminated by the Consultant, for any reason, without cause, at any time prior to the Termination Date by giving fifteen (15) days' written notice of termination, and by the Company for Cause at any time prior to the Termination Date by giving five (5) days' written notice of termination. "Cause" means (a) the Consultant's or any Representative's act or acts amounting to gross negligence to the detriment of the Company; (b) the Consultant's or a Representative's fraud or embezzlement of funds or property; or (c) the Consultant's or a Representative's material breach of any covenant, condition or provision of this Agreement; provided, however, where such breach is capable of remedy, such breach is not remedied within fifteen (15) business days after notice of such breach is given to the Consultant by the Company, describing the breach in reasonable detail. Upon such termination either by the Consultant, without cause or by the Company for Cause, the Consultant shall only be entitled to receive in a lump sum cash payment as soon as practicable after the Termination Date an amount equal to the portion of the Consulting Fees (as set forth in Section 7) accrued to the Termination Date but unpaid as of the Termination Date. Thereafter, no further amounts shall be paid to the Consultant pursuant to this Agreement.

      13. Liquidated Damages. Consultant expressly acknowledges that the covenants contained in Sections 8, 9 and 10 of this Agreement are essential to the Agreement and are included as an inducement for the Company to retain the Consultant and the Representatives pursuant to this Agreement. Consultant further acknowledges that any breach of any of the provisions of Sections 8, 9, or 10 of this Agreement may result in significant and continuing injury to the Company, the monetary value of which would be impossible to establish. Therefore, if Consultant or any of the Representatives breaches the terms of Sections 8, 9 or 10 of this Agreement, in addition to any other legal and equitable remedies the Company may have, Consultant will pay or will cause the Representatives to pay to the Company, an amount equal to 25% of the Consulting Fees previously paid to Consultant pursuant to Section 7 of this Agreement.

      14. Governing Law. Consultant agrees that any dispute in the meaning, effect, or validity of this Agreement shall be resolved in accordance with the laws of the State of New York without regard to the conflict of laws provisions thereof (other than Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York).

      15. Assignment. This Agreement shall not be assignable by either the Consultant or the Company without the express written consent of the other party.

      16. Consent to Jurisdiction. Each of the parties hereto irrevocably submits to the jurisdiction of the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in the United States District Court for the Southern District of New York with respect to any matters to which it has submitted to jurisdiction in this Section
16. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

      17. Entire Agreement. This Agreement along with the Exhibit attached hereto, contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter. No party shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein. This Agreement contains the entire understanding of the parties regarding its subject matter and can only be modified by a subsequent written agreement executed by the Consultant and the Company.

      18. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by facsimile or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand or facsimile, or if mailed, three days after mailing (one Business Day in the case of express mail or overnight courier service), as follows:

            a. To Company:

               CFSL Holdings Corp.
               51 West 52nd Street, 23rd Floor
               New York, New York  10019
               Attention:  Bruce J. Rubin
               Facsimile:  (212) 882-5757


               with copies to:

               Morrison & Foerster LLP
               1290 Avenue of the Americas
               New York, New York  10104-0050
               Attention:  Colleen McIntosh, Esq.
               Facsimile:  (212) 468-7900

            b. To Consultant:

               NOBS Capital Ventures, L.L.C.
               Attention:  Gary Frazier
               100 Riverside Parkway, Suite 122
               Fredericksburg, Virginia  22406
               Facsimile: (540) 372-7761

               with copies to:

               LeClair Ryan
               707 East Main Street, 11th Floor
               Richmond, Virginia  23219
               Attention:  Christopher J. Lange, Esq.
               Facsimile:  (804) 783-7689

      19. Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements, in addition to any other relief to which the party may be entitled.

      20. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement.

CFSL HOLDINGS CORP.                                NOBS CAPITAL VENTURES, L.L.C.

By: /s/ Bruce J. Rubin
   ----------------------
    Name: Bruce J. Rubin                           By: /s/ Gary Frazier
     Title: CAO                                        -------------------
                                                       Name:
                                                       Title:

Dated: May 17, 2002

                                                   Dated: May 17, 2002

The undersigned hereby approve, accept and agree to be bound by the provisions of this Agreement, including, without limitation, the indemnification provisions contained in Section 5, the covenants contained in Sections 8, 9 and 10, and the liquidated damages provision contained in Section 13.

/s/ Daniel Darby                                   /s/ Gary Frazier
------------------------                           ------------------------
Daniel Darby                                       Gary Frazier

                                   EXHIBIT A

                                    SERVICES

      Consultant or the Representatives shall provide the Company such consulting services as the Company may reasonably request, including responding to the inquiries of the Company's management and the board, attending semi-annual advisory committee meetings, participating in strategic planning and budgeting, and/or other transition matters relating to the acquisition of CFS. Consultant or the Representatives shall report to the Company and upon the request of the Company, attend Company meetings in person or by telephone.

                                   Exhibit A-1